Exhibit 99.1

Bristol-Myers Squibb Company Announces Results of Early Participation in Exchange Offers and Consent Solicitations for Celgene Corporation Notes

NEW YORK, May 1, 2019 – Bristol-Myers Squibb Company (NYSE:BMY) (“Bristol-Myers Squibb”) announced today that the requisite number of consents have been received to adopt proposed amendments with respect to all outstanding notes of Celgene Corporation (NASDAQ:CELG) (“Celgene”). The results are based on early tenders in the (i) offers to exchange (the “Exchange Offers”) any and all outstanding notes (the “Celgene Notes”) issued by Celgene for up to $19,850,000,000 aggregate principal amount of new notes to be issued by Bristol-Myers Squibb (the “Bristol-Myers Squibb Notes”) and cash and (ii) related consent solicitations (the “Consent Solicitations”) being made by Bristol-Myers Squibb on behalf of Celgene to adopt certain proposed amendments (the “Amendments”) to the indentures governing the Celgene Notes (the “Celgene Indentures”).

Celgene has executed supplemental indentures to the Celgene Indentures that contain the Amendments. The Amendments will become operative only upon the settlement of the Exchange Offers. The settlement is expected to occur promptly after the Expiration Date (as defined below) and on or about the closing date of Bristol-Myers Squibb’s acquisition of Celgene (the “Merger”).

As of 5:00 p.m., New York City time, on May 1, 2019 (the “Early Participation Date”), the principal amounts of Celgene Notes set forth in the table below had been validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked). For each $1,000 principal amount of Celgene Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date, Eligible Holders of Celgene Notes will be eligible to receive an early participation payment of $1.00 in cash (the “Early Participation Payment”). The $1.00 cash Early Participation Payment will be paid on the settlement date for the Exchange Offers to the noteholder of record as of 5:00 p.m., New York City time, on the Early Participation Date, even if such noteholder is no longer the noteholder of record of such Celgene Notes. In addition, for each $1,000 principal amount of Celgene Notes validly tendered and not validly withdrawn prior to the Expiration Date, Eligible Holders of Celgene Notes will be eligible to receive $1,000 principal amount of the Bristol-Myers Squibb Notes of the applicable series (the “Exchange Consideration”). The total consideration consists of (a) $1,000 principal amount of Bristol-Myers Squibb Notes of the applicable series issued as Exchange Consideration plus (b) the Early Participation Payment in cash (the “Total Consideration”).

After the Early Participation Date, tendered Celgene Notes may be withdrawn, however, to be eligible to receive the Exchange Consideration component of the Total Consideration, such withdrawn Celgene Notes must be validly re-tendered and not validly withdrawn at or prior to the Expiration Date. However, a valid withdrawal of the tendered Celgene Notes will not be deemed a revocation of the related consents and such consents will continue to be deemed delivered.

			Celgene Notes Tendered at Early Participation Date
Title of Series	CUSIP Number	Aggregate Principal Amount Outstanding	Principal Amount	Percentage
2.875% Senior Notes due 2020	151020AQ7	$1,500,000,000	$1,059,623,000	70.64%
3.950% Senior Notes due 2020	151020AE4	$500,000,000	$438,862,000	87.77%
2.875% Senior Notes due 2021	151020BC7	$500,000,000	$433,859,000	86.77%
2.250% Senior Notes due 2021	151020AV6	$500,000,000	$476,271,000	95.25%
3.250% Senior Notes due 2022	151020AH7	$1,000,000,000	$848,843,000	84.88%
3.550% Senior Notes due 2022	151020AR5	$1,000,000,000	$878,576,000	87.86%
2.750% Senior Notes due 2023	151020AX2	$750,000,000	$696,652,000	92.89%
3.250% Senior Notes due 2023	151020BA1	$1,000,000,000	$913,287,000	91.33%
4.000% Senior Notes due 2023	151020AJ3	$700,000,000	$627,578,000	89.65%
3.625% Senior Notes due 2024	151020AP9	$1,000,000,000	$865,706,000	86.57%
3.875% Senior Notes due 2025	151020AS3	$2,500,000,000	$2,366,039,000	94.64%
3.450% Senior Notes due 2027	151020AY0	$1,000,000,000	$970,593,000	97.06%
3.900% Senior Notes due 2028	151020BB9	$1,500,000,000	$1,450,243,000	96.68%
5.700% Senior Notes due 2040	151020AF1	$250,000,000	$245,240,000	98.10%
5.250% Senior Notes due 2043	151020AL8	$400,000,000	$391,140,000	97.79%
4.625% Senior Notes due 2044	151020AM6	$1,000,000,000	$984,603,000	98.46%
5.000% Senior Notes due 2045	151020AU8	$2,000,000,000	$1,942,359,000	97.12%
4.350% Senior Notes due 2047	151020AW4	$1,250,000,000	$1,210,504,000	96.84%
4.550% Senior Notes due 2048	151020AZ7	$1,500,000,000	$1,414,457,000	94.30%

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated April 17, 2019 and the related letter of transmittal, and are conditioned upon, among other things, the closing of the Merger, which condition may not be waived by Bristol-Myers Squibb, and certain other conditions that may be waived by Bristol-Myers Squibb. Each Exchange Offer will expire at 5:00 p.m., New York City time, on June 3, 2019 (as the same may be extended, the “Expiration Date”), unless terminated. Each Consent Solicitation expired at the Early Participation Date. The settlement date for the Exchange Offers is expected to occur promptly after the Expiration Date and the Expiration Date of each of the Exchange Offers is expected to be extended to occur on or about the closing date of the Merger, which is expected to occur in the third quarter of calendar year 2019. As a result, the Expiration Date may be extended one or more times. Bristol-Myers Squibb currently anticipates providing notice of any such extension in advance of the Expiration Date.

Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to eligible holders of Celgene Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws. The complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the confidential offering memorandum and consent solicitation statement dated April 17, 2019 and the related letter of transmittal, copies of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at (866) 470 3900 (U.S. toll-free) or (212) 430 3774 (banks and brokers). The eligibility form is available electronically at: https://gbsc-usa.com/eligibility/bristol-myers.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the confidential offering memorandum and consent solicitation statement dated April 17, 2019 and the related letter of transmittal and only to such persons and in such jurisdictions as are permitted under applicable law.

The Bristol-Myers Squibb Notes offered in the Exchange Offers have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the Bristol-Myers Squibb Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

Cautionary Notes on Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the fact that they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and others words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, statements about the consummation of the Merger, projections as to the anticipated benefits thereof and the expected timing of completion of the Exchange Offers and are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations.

Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, the risks that: the completion of the Merger may not occur on the anticipated terms and timing or at all; a condition to the closing of the Merger may not be satisfied; the combined company will have substantial indebtedness following the completion of the Merger; Bristol-Myers Squibb is unable to achieve the synergies and value creation contemplated by the Merger; Bristol-Myers Squibb is unable to promptly and effectively integrate Celgene’s businesses; management’s time and attention is diverted on transaction related issues; disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships; the credit ratings of the combined company decline following the Merger; legal proceedings are instituted against Bristol-Myers Squibb, Celgene or the combined company; Bristol-Myers Squibb, Celgene or the combined company is unable to retain key personnel; and the announcement or the consummation of the Merger has a negative effect on the market price of the capital stock of Bristol-Myers Squibb and Celgene or on Bristol-Myers Squibb’s and Celgene’s operating results.

Additional information concerning these risks, uncertainties and assumptions can be found in Bristol-Myers Squibb’s and Celgene’s respective filings with the Securities and Exchange Commission (the “SEC”), including the risk factors discussed in Bristol-Myers Squibb’s and Celgene’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC. Except as otherwise required by law, Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Media:
Carrie L. Fernandez
609-252-5222
carrie.fernandez@bms.com

Investors:
Tim Power
609-252-7509
timothy.power@bms.com